EXHIBIT 10.5

FIRST AMENDMENT

TO

AGREEMENT FOR PURCHASE AND SALE OF ASSETS

First Amendment (this “Amendment”), dated as of January 12, 2009, to the Agreement for Purchase and Sale of Assets (the “Original Agreement”) dated as of November 12, 2008 between BBM Holdings, Inc., a Utah Corporation, and Dr. Shalom Hirschman.  All capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Original Agreement.

WHEREAS, Section 6.1 of the Original Agreement provides that the Closing Date shall occur on or before January 13, 2009; and

WHEREAS, each of the parties desire to amend Section 6.1 of the Original Agreement to provide that the Closing Date shall occur on or before February 27, 2009.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Original Agreement is hereby amended as follows:

1. Amendment to the Original Agreement.

(a)
The definition of “Closing Date” in Section 6.1 of the Original Agreement is hereby amended from “January 13, 2009 or such other date as the parties may mutually agree” to “May 13, 2009 or such other date as the parties may mutually agree.”

(b)	Section 7.1(c) is hereby deleted in its entirety and replaced by the following:

“           (c)           Buyer may terminate this Agreement at any time for any reason or no reason, at its sole and absolute discretion, on or prior to May 13, 2009 (the “Termination Date”) by providing written notice to Seller.  Each of the Parties hereby acknowledges that it is Buyer’s intention to conduct a due diligence inquiry with respect to the Immunomodulator Assets and Buyer’s ownership of such Assets prior to the Closing Date.”

(c)	All references in the Original Agreement to “January 13, 2009” are hereby deleted in their entirety and replaced by “May 13, 2009.”

2. Except as specifically provided in this Amendment, nothing herein contained shall otherwise modify, reduce, amend or otherwise supplement the terms and provisions of the Original Agreement, which shall remain in full force and effect in accordance with its terms.

[SIGNATURE PAGE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BBM HOLDINGS, INC.

By:	/s/ Andrew Limpert
Name: Andrew Limpert
Title: President and CEO

/s/ Shalom Hirschman
Shalom Hirschman